Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256729 on Form S-8 of our report dated June 24, 2022, appearing in this Annual Report on Form 11-K of The Marcus Corp 401(k) Retirement Savings Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Wauwatosa, Wisconsin
June 24, 2022